Exhibit 99.1

USPR Announces the Sale of Additional Convertible Promissory Notes

Sanford, Florida – February 11, 2009

M. Jack Kugler, Chief Executive Officer and Chairman of the Board of U.S. Precious Metals, Inc. (OTC BB: USPR.OB) (“USPR”), announced that USPR has sold an additional $120,000 in Convertible Promissory Notes from February 2, 2009 to February 6, 2009 (collectively, the “Notes”), pursuant to a private offering by USPR of up to $500,000 of Notes (the “Offering”), which Offering is not subject to any underwriting discounts or commissions.

USPR is relying on Rule 506 of Regulation D as the applicable exemption from the registration requirements of the Securities Act of 1933. The Offering is being made only to “accredited investors,” as such term is defined in Rule 501 of Regulation D.

About U.S. Precious Metals, Inc.:

USPR is a mineral exploration company headquartered in Sanford, Florida and operating in Mexico through its Mexican subsidiary, U.S. Precious Metals de Mexico, S.A. de C.V. USPR owns significant exploration rights to approximately 37,000 acres of land in Michoacan, Mexico. USPR’s common stock is quoted on the OTC Bulletin Board under the symbol “USPR.”

Statements contained herein that are not based upon current or historical fact are forward-looking statements. Such forward-looking statements relate to future events and future operating results, performance, prospects and opportunities. The use of terms such as “anticipate,” “believe,” “estimate,” “plan,” “intend” and “expect” and similar expressions, as they relate to USPR, or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to USPR and USPR’s current plans, intentions and expectations. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause USPR’s actual results, performance, prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in USPR’s Registration Statement on Form SB-2, as amended, filed with the U.S. Securities and Exchange Commission on September 6, 2005 and August 26, 2005 and its Annual Report on Form 10-KSB for the year ended May 31, 2005. Except as required by the Federal securities law, USPR does not undertake any obligation to revise or update any forward-looking statements contained herein after the date hereof.

SOURCE: U.S. Precious Metals, Inc.

CONTACT:
U.S. Precious Metals, Inc.
M. Jack Kugler, Chairman of the Board/CEO
(407) 566-9310
http://www.usprgold.com